UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2009
ENCORE ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-33676	20-8456807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 877-9955
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On February 10, 2009, Encore Energy Partners LP (“ENP”) issued a press release announcing its:
•	unaudited fourth quarter and full year 2008 results;

•	2008 production;

•	estimated proved oil and natural gas reserves as of December 31, 2008; and

•	guidance for the first quarter of 2009.
     A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.
     In the press release, ENP uses the non-GAAP financial measures (as defined under the SEC’s Regulation G) of “Adjusted EBITDAX,” “Distributable cash flow,” and “Net income excluding certain items.” The press release contains a reconciliation of “Adjusted EBITDAX” and “Distributable cash flow” to net income and net cash provided by operating activities and a reconciliation of “Net income excluding certain items” to net income, ENP’s most directly comparable financial performance and liquidity measures calculated and presented in accordance with U.S. generally accepted accounting principles.
     The attached press release includes, among other things, the financial measure of “G&A expense excluding non-cash compensation,” which was calculated by deducting non-cash compensation from total G&A expense.
     The following table shows the calculation of “G&A expense excluding non-cash compensation” for the fourth quarter of 2008 (unaudited):

Total G&A expense for the fourth quarter of 2008	$3,680
Less: non-cash compensation for the fourth quarter of 2008	1,704

G&A expense excluding non-cash compensation for the fourth quarter of 2008	$1,976

G&A expense excluding non-cash compensation for the fourth quarter of 2008	$1,976
Divided by: fourth quarter of 2008 production (MBOE)	565

G&A expense excluding non-cash compensation for the fourth quarter of 2008 (per BOE)	$3.50

     The information being furnished pursuant to Item 2.02 of this Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 8.01 Other Events.
Year-End Reserves and Production
     ENP’s total proved oil and natural gas reserves as of December 31, 2008 were 26.1 million barrels of oil equivalent (“MMBOE”), consisting of 16.6 million barrels of crude oil, condensate, and natural gas liquids and 56.5 billion cubic feet of natural gas. ENP produced 2.3 MMBOE during 2008 averaging 6,139 barrels of oil equivalent per day during the fourth quarter of 2008.
     At December 31, 2008, oil reserves accounted for 64 percent of total proved reserves, and 89 percent of total proved reserves are developed. Based on annualized fourth quarter production for 2008, ENP’s ratio of reserves to production is approximately 11.6 years for total proved reserves and 10.3 years for proved developed reserves.

Summary of Changes in Proved Reserves	MBOE
Reserves at December 31, 2007	20,940
Drop down of properties	10,658
Purchases of minerals-in-place	424
Extensions and discoveries	358
Revisions	(4,007)
Production	(2,309)

Reserves at December 31, 2008	26,064

     Reserves to production ratio was calculated by dividing proved reserves as of December 31, 2008 by annualized fourth quarter of 2008 production. The following table shows the calculation of “reserves to production ratio” as of December 31, 2008 (unaudited):

Total proved reserves at December 31, 2008 (MBOE)	26,064
Divided by: annualized fourth quarter of 2008 production (MBOE)	2,247

Reserves to produciton ratio for total proved reserves (in years)	11.6

Total proved developed reserves at December 31, 2008 (MBOE)	23,082
Divided by: annualized fourth quarter of 2008 production (MBOE)	2,247

Reserves to produciton ratio for proved developed reserves (in years)	10.3

     Based on the average NYMEX oil price of $58.52 per barrel for the fourth quarter of 2008, ENP’s wellhead differential was approximately negative $11.77 per barrel for such quarter. Based on the average NYMEX natural gas price of $6.96 per thousand cubic feet (“Mcf”) for the fourth quarter of 2008, ENP’s wellhead differential is approximately negative $0.90 per Mcf for such quarter.
     ENP’s proved reserve estimates for 100 percent of its properties were prepared by independent petroleum engineers. The financial data provided above is subject to change after review and audit of the financial statements.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits.
          The exhibit listed below is being furnished pursuant to Item 2.02 of this Form 8-K.
          99.1      Press Release dated February 10, 2009 regarding unaudited fourth quarter and full year 2008 results.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ENERGY PARTNERS LP
	By:	Encore Energy Partners GP LLC, its general partner

Date: February 10, 2009	By:	/s/ Andrea Hunter
Andrea Hunter
Vice President, Controller, and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release dated February 10, 2009 regarding unaudited fourth quarter and full year 2008 results.